EXHIBIT 99.1

CONTACTS:	NEWS RELEASE

Media Relations:	Investor Relations:
Mel Scott	Andre K. Walker
713-570-4553	713-830-8775
scottm@calpine.com	andrew@calpine.com

CALPINE SETS 2009 ANNUAL MEETING DATE

HOUSTON, TX & SAN JOSE, Calif. – January 14, 2009 – Calpine Corporation (NYSE:CPN) (the “Company”) announced today that its 2009 Annual Meeting of Stockholders (the "Annual Meeting") will be held on May 7, 2009. Notice of stockholder proposals to be considered at the Annual Meeting must be received by the Corporate Secretary at the offices of the Company at 717 Texas Avenue, Suite 1000, Houston, Texas 77002, prior to the close of business on February 13, 2009.

ABOUT CALPINE

Calpine Corporation is helping meet the needs of an economy that demands more and cleaner sources of electricity.  Founded in 1984, Calpine is a major U.S. power company, currently capable of delivering over 24,000 megawatts of clean, cost-effective, reliable, and fuel-efficient electricity to customers and communities in 16 states in the United States and in Canada. The Company operates low-carbon, natural gas-fired, and renewable geothermal power plants. Using advanced technologies, Calpine generates electricity in a reliable and environmentally responsible manner for the customers and communities it serves. Please visit www.calpine.com for more information.

FORWARD-LOOKING INFORMATION

In addition to historical information, this release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as "believe," "intend," "expect," "anticipate," "plan," "may," "will" and similar expressions identify forward-looking statements. Such statements include, among others, those concerning expected financial performance and strategic and operational plans, as well as assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause actual results to differ materially from those anticipated in the forward-looking statements. Please see the risks identified in this release or in Calpine's reports and registration statements filed with the Securities and Exchange Commission, including, without limitation, the risk factors identified in its Annual Report on Form 10-K for the year ended December 31, 2007, and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2008. These filings are available by visiting the Securities and Exchange Commission's web site at www.sec.gov or Calpine's web site at www.calpine.com. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and Calpine undertakes no obligation to update any such statements.